EXHIBIT 4.2

EOP OPERATING LIMITED PARTNERSHIP,

Issuer,

EQUITY OFFICE PROPERTIES TRUST,

Guarantor

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 18, 2001

Senior Debt Securities

FIRST SUPPLEMENTAL INDENTURE

      THIS FIRST SUPPLEMENTAL INDENTURE (this “ Supplemental Indenture”), is entered into as of June 18, 2001, among EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (the “Issuer”), having its principal offices at Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, EQUITY OFFICE PROPERTIES TRUST, a Maryland real estate investment trust (the “Guarantor”), having its principal offices at Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606 and U.S. BANK TRUST NATIONAL ASSOCIATION, a bank duly organized and existing under the laws of the United States, as Trustee hereunder (the “Trustee”), having its Corporate Trust Office at 100 Wall Street, 16th floor, New York, New York 10004.

      WHEREAS, the Issuer and the Trustee entered into that certain Indenture dated as of August 29, 2000 (the “Original Indenture”), relating to the Issuer’s senior debt securities;

      WHEREAS, the Issuer, the Guarantor and the Trustee desire under this Supplemental Indenture to provide for the Guarantee in respect of the Guaranteed Securities (each as defined herein), to establish the terms of the Guarantee and to provide for the rights, obligations and duties of the Trustee with respect to the Guarantee;

      WHEREAS, pursuant to Section 901 of the Indenture, the Issuer, the Guarantor and the Trustee may enter into this Supplemental Indenture without the consent of any Holders;

      WHEREAS, the Issuer, the Guarantor and the Trustee have duly authorized the execution and delivery of this Supplemental Indenture to modify and supplement the Original Indenture as set forth herein and have done all things necessary to make this Supplemental Indenture a valid agreement of the parties hereto, in accordance with its terms;

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Securities, the Issuer, Guarantor and the Trustee agree as follows:

ARTICLE ONE
DEFINITIONS

      Section 1.01. Definitions. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Original Indenture.

ARTICLE TWO
AMENDMENTS

      Section 2.01. Amendments. The following provisions of the Original Indenture are hereby amended as follows:

      (a)  The definitions of “Board of Trustees,” “Indenture” and “Outstanding” set forth in Section 101 of the Original Indenture are hereby amended and restated in their entirety to read as follows:

“‘Board of Trustees’ means the board of trustees of the General Partner or the Guarantor, as the case may be, or any committee of that board duly authorized to act hereunder.”

“‘Indenture’ means the Original Indenture, as amended by the First Supplemental Indenture, and as otherwise supplemented or amended from time to time by one or more indentures supplemental thereto or hereto entered into pursuant to the applicable provisions of the Indenture, and shall include the terms of a particular series of Securities established as contemplated by Section 301.”

‘“Outstanding’ when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)	Securities theretofore canceled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(ii)	Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer or the Guarantor) in trust or set aside and segregated in trust by the Issuer or the Guarantor (if the Issuer or the Guarantor shall act as its own, or authorize the Guarantor to act as, Paying Agent) for the Holders of such Securities and any coupons appertaining thereto, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)	Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Issuer has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

(iv)	Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination or calculation, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 301 as of the date such Security is originally issued by the Issuer, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Issuer, the Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, the Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such determination or calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, the Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor.”

      (b)  Section 101 of the Original Indenture is hereby further amended to add the following definitions:

“‘Guarantee’ means the unconditional guarantee of the payment of the principal of, or any premium or interest on, or any Additional Amounts with respect to, the Guaranteed Securities by the Guarantor, as more fully set forth in Article Seventeen.

‘Guaranteed Securities’ means a series of Securities made subject to a Guarantee (as set forth in Article Seventeen) pursuant to Section 301.

‘Guarantor’ means the Person named as such in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

‘Guarantor’s Board Resolution’ means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the Guarantor’s Board of Trustees and to be in full force and effect on the date of such certification, delivered to the Trustee.

‘Guarantor’s Officers’ Certificate’ means a certificate signed by the Chairman, the President or a Vice President (whether or not designated by a number or a word or words added before or after the title “vice president”), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Guarantor, and delivered to the Trustee.

‘Guarantor Request’ and “Guarantor Order’ mean, respectively, a written request or order signed in the name of the Guarantor by the Chairman, the President or a Vice President (whether or not designated by a number or a word or words added before or after the title “vice president”), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Guarantor, and delivered to the Trustee.”

      (c)  The first paragraph of Section 102 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS. Except as otherwise expressly provided in this Indenture, upon any application or request by the Issuer or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee an Officers’ Certificate or a Guarantor’s Officers’ Certificate, as the case may be, stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.”

      (d)  The second paragraph of Section 103 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“Any certificate or opinion of an officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations of or by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or the Guarantor, as the case may be, stating that the information as to such factual matters is in the possession of the Issuer or the Guarantor, as the case may be, unless such counsel knows that the certificate or opinion or representations as to such matters are erroneous.”

      (e)  Section 105 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 105. NOTICES, ETC., TO TRUSTEE, ISSUER AND THE GUARANTOR. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

(A)	the Trustee by a Holder, the Guarantor or the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(B)	the Issuer or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Issuer or the Guarantor, as the case may be, addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Issuer.”

      (f)  Section 108 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 108. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture by the Issuer or the Guarantor shall bind its successors and assigns, whether so expressed or not.”

      (g)  Section 115 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 115. JUDGMENT CURRENCY. The Issuer and, if the Securities are Guaranteed Securities, the Guarantor, jointly and severally, agree to the fullest extent that they may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Amounts on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which a final unappealable judgment is given and (b) their obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Legal Holiday in The City of New York.”

      (h)  Section 116 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 116. NONRECOURSE. Unless otherwise provided in the Board Resolution authorizing a particular series of Securities in accordance with Section 301, no recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security or coupon appertaining thereto, or because of any Debt evidenced thereby (including, without limitation, any obligation or indebtedness relating to the principal of, or premium or Make-Whole Amount, if any, interest or any other amounts due, or claimed to be due, on any Security issued hereunder), or for any claim based thereon or otherwise in respect thereof, shall be had (i) against any partner other than the Guarantor in respect of Guaranteed Securities, or any Person which owns an interest, directly or indirectly, in any partner, in the Issuer, or (ii) against any promoter, as such, or against any past, present or future shareholder, officer, trustee or partner, as such, of the Issuer or the Guarantor or of any successor, either directly or through the Issuer or the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities. Unless otherwise provided in the Board Resolution authorizing a particular series of Securities in accordance with Section 301, subject to Article Seventeen in respect of Guaranteed Securities, the Holders of the Securities hereunder acknowledge by the acceptance of the Securities that their sole remedies under this Indenture for any Default by the Issuer in the payment of the principal of, or any premium or Make-Whole Amount, if any, interest or any amounts due, or claimed to be due, on any Security, or otherwise, are limited to claims against the property of the Issuer as provided in Section 503 hereof.”

      (i)  Section 301 of the Original Indenture is hereby amended as follows:

(1)	the second paragraph of Section 301 is hereby amended and restated in its entirety to read as follows:

“The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions and Guarantor’s Board Resolutions (with respect to Guaranteed Securities) or pursuant to authority granted by one or more Board Resolutions and Guarantor’s Board Resolutions (with respect to Guaranteed Securities) and, subject to Section 303, set forth, or determined in the manner provided, in an Officers’ Certificate and Guarantor’s Officers’ Certificate (with respect to Guaranteed Securities), or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (16) below), if so provided, may be determined from time to time by the Issuer with respect to unissued Securities of the series when issued from time to time):”

(2)	a new subparagraph (27) is hereby added to the list of matters that may be determined by the Issuer from time to time with respect to unissued Securities of a series when issued from time to time, to read as follows:

“(27) if the Securities of the series are to be Guaranteed Securities;”

(3)	the last paragraph of Section 301 is hereby amended and restated in its entirety to read as follows:

“If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions or Guarantor’s Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the General Partner or the Guarantor, as the case may be, and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate and the Guarantor’s Officers’ Certificate setting forth the terms of the Securities of such series.”

      (j)  Section 303 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 303. EXECUTION, AUTHENTICATION, DELIVERY AND DATING. The Securities and any coupons appertaining thereto shall be executed on behalf of the Issuer by the General Partner by its Chairman of the Board, its President or one of its Vice Presidents (whether or not designated by a number or word or words added before or after the title “vice president”) and attested by its Secretary or one of its Assistant Secretaries and, if such Securities are Guaranteed Securities, on behalf of the Guarantor by its Chairman of the Board, its President or one of its Vice Presidents (whether or not so designated by a number or word or words added before or after the title “vice president”). The signature of any of these officers on the Securities and coupons may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the General Partner or the Guarantor, as the case may be, shall bind the Issuer or the Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver the Securities of any series, together with any coupon appertaining thereto, executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 301, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate to Euroclear or CEDEL, with a copy to the Trustee, as the case may be, in the form set forth in Exhibit A-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to Section 301, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such permanent global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and canceled.

If all the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Issuer Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon:

(a)	an Opinion of Counsel stating that:

(1)	the terms and the form or forms of such Securities and any coupons have been established in conformity with the provisions of this Indenture; and

(2)	such Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Issuer to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Issuer in the manner and subject to any conditions specified in such

Opinion of Counsel, will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles and will entitle the Holders thereof to the benefits of this Indenture, including the Guarantee if such Securities are Guaranteed Securities; and

(b)	an Officers’ Certificate and a Guarantor’s Officers’ Certificate, if such Securities are Guaranteed Securities, stating that all conditions precedent provided for in this Indenture relating to the issuance of the Securities have been complied with and that, to the best of the knowledge of the signers of such certificate, no Event of Default with respect to any of the Securities shall have occurred and be continuing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the second preceding paragraph, if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate or a Guarantor’s Officers’ Certificate otherwise required pursuant to Section 301 or an Issuer Order, or an Opinion of Counsel or an Officers’ Certificate or a Guarantor’s Officers’ Certificate otherwise required pursuant to the second preceding paragraph at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 301.

No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.”

      (k)  Section 305 of the Original Indenture is hereby amended as follows:

(1) the third paragraph of Section 305 is hereby amended and restated in its entirety to read as follows:

“Unless otherwise specified with respect to any series of Securities as contemplated by Section 301, Bearer Securities may not be issued in exchange for Registered Securities. If (but only if) permitted by the applicable Board Resolution and (subject to Section 303) set forth in the applicable Officers’ Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 301, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Issuer and the Guarantor (if such Bearer Securities are Guaranteed Securities) in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Issuer and the Guarantor (if such Bearer Securities are Guaranteed Securities) and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.”

(2) the sixth paragraph of Section 305 is hereby amended and restated in its entirety to read as follows:

“All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer and the Guarantor (if such Securities are Guaranteed Securities), respectively, and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.”

      (l)  The fifth paragraph of Section 306 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Issuer and the Guarantor (if such Security is a Guaranteed Security), whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued thereunder.”

      (m)  Subparagraph (d) of Section 501 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“(d) default in the performance, or breach, of any covenant or warranty of the Issuer or the Guarantor in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer and the Guarantor by the Trustee or to the Issuer, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or”

      (n)  Section 509 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 509. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Issuer, the Guarantor, the Trustee and the

Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.”

      (o)  Subparagraphs (e), (f) and (i) of Section 602 of the Original Indenture are hereby amended and restated in their entirety to read as follows:

“(e)	any request or direction of the Issuer or Guarantor mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order or Guarantor Request or Guarantor Order, as the case may be, in each case, other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein, and any resolution of the Board of Trustees may be sufficiently evidenced by a Board Resolution or Guarantor’s Board Resolution, as applicable;

(f)	whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate or, if such matter pertains to the Guarantor, a Guarantor’s Officers’ Certificate;”

“(i)	the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Guarantor (if any Guaranteed Securities are outstanding), personally or by agent or attorney following reasonable notice to the Issuer and the Guarantor;”

      (p)  Section 609 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 609. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

(a)	In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall execute, acknowledge and deliver to the Issuer, the Guarantor and to the retiring Trustee, an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer, the Guarantor or the successor Trustee, such retiring Trustee shall, upon, payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

(b)	In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article Nine hereof, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee’s co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer, the Guarantor, or such Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)	Upon request of any such successor Trustee, the Issuer and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)	No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.”

      (q)  Section 703 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 703. REPORTS BY ISSUER AND GUARANTOR. Each of the Issuer and, if any Guaranteed Securities are outstanding, the Guarantor will, pursuant to TIA Section 314(a):

(a)	file with the Trustee, within 15 days after it is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which it may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if it is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)	file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by it with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)	transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by it pursuant to Section 1010 and paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants hereunder.”

      (r)   Section 704 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 704. ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS. In accordance with TIA Section 312(a), the Issuer and the Guarantor (with respect to Securities of each series that are Guaranteed Securities) will furnish or cause to be furnished to the Trustee:

(a)	semiannually, not later than 15 days after the Regular Record Date for interest of each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semiannually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

(b)	at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer or the Guarantor (with respect to Securities of each series that are Guaranteed Securities) of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.”

      (s)   Section 801 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 801. CONSOLIDATIONS AND MERGERS OF ISSUER OR GUARANTOR AND SALES, LEASES AND CONVEYANCE PERMITTED SUBJECT TO CERTAIN CONDITIONS. Each of the Issuer and the Guarantor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other Person, provided that (a) the Issuer or the Guarantor, in the event Guaranteed Securities are outstanding, shall be the continuing corporation, or the successor Person or its transferees or assignees of such assets (if other than the Issuer or the Guarantor, in the event Guaranteed Securities are outstanding), formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets by lease (subject to the continuing obligations of Issuer and the Guarantor set forth in Section 802) or otherwise, either directly or indirectly, shall expressly assume the payment of the principal of (and premium, if any) and interest on all the Securities, in the case of the Issuer, or the obligations of the Guarantor under the Guarantee (if the Securities include Guaranteed Securities) and the due and punctual performance and observance of all of the other covenants and conditions in this Indenture; (b) the successor Person formed by or resulting from any such consolidation or merger or which shall have received the transfer of assets pursuant to this Section 801 shall be a United States Person; and (c) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer or any Subsidiary as a result thereof as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing.”

      (t)  Section 802 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 802. RIGHTS AND DUTIES OF SUCCESSOR CORPORATION. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer or the Guarantor, as the case may be, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer or the Guarantor, as the case may be, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer or the Guarantor, as the case may be, and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer or the Guarantor, as the case may be, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer or the Guarantor, as the case may be, to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefits under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.”

      (u)  Section 803 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 803. OFFICERS’ CERTIFICATE AND OPINION OF COUNSEL. Any consolidation, merger, sale, lease or conveyance permitted under Section 801 is also subject to the condition that the Trustee receive an Officers’ Certificate or a Guarantor’s Officers’ Certificate, as applicable, and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.”

      (v)  The first paragraph and subparagraphs (a) and (b) of Section 901 of the Original Indenture are hereby amended and restated in their entirety to read as follows:

“SECTION 901. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders of Securities or coupons, the Issuer (when authorized pursuant to a Board Resolution), the Guarantor (when authorized pursuant to a Guarantor’s Board Resolution), and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)	to evidence the succession of another Person to the Issuer or the Guarantor, or the addition of another Person and the assumption by any such successor or additional Person of the covenants of the Issuer or the Guarantor, as the case may be, contained herein and in the Securities; or

(b)	to add to the covenants of the Issuer or the Guarantor, for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuer or the Guarantor.”

      (w)  Section 902 of the Original Indenture is hereby amended as follows:

(1) the first paragraph of Section 902 is hereby amended and restated in its entirety to read as follows:

“SECTION 902. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Issuer, the Guarantor (if the Securities are Guaranteed Securities) and the Trustee, the Issuer, when authorized by or pursuant to a Board Resolution, the Guarantor (when authorized by or pursuant to a Guarantor’s Board Resolution), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby;”

(2) a new subparagraph (d) is hereby added to Section 902 to read as follows:

“(d) modify or affect the terms and conditions of the obligations of the Guarantor in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or Additional Amounts with respect to, Guaranteed Securities,”

      (x)     Section 907 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 907. NOTICE OF SUPPLEMENTAL INDENTURES. Promptly after the execution by the Issuer, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Issuer shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.”

      (y)  Section 1010 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 1010. PROVISION OF FINANCIAL INFORMATION. Whether or not the Issuer or the Guarantor is subject to Section 13 or 15(d) of the Exchange Act, and for so long as any Securities are outstanding, the Issuer and, if any Guaranteed Securities are outstanding, the Guarantor will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which they would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the “Financial Statements”) if they were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which they would have been required so to file such documents if they were so subject.

Each of the Issuer and, if any Guaranteed Securities are outstanding, the Guarantor, will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to such Sections, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to such Sections, and (y) if filing such documents by it with the Commission is not made under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.”

      (z)  Section 1011 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 1011. STATEMENT AS TO COMPLIANCE. Each of the Issuer and the Guarantor (if there are Guaranteed Securities outstanding) shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers’ Certificate or Guarantor’s Officers’ Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the General Partner of the Issuer and the Guarantor, stating that:

(a)	a review of the activities of the Issuer and the Guarantor (in the event Guaranteed Securities are outstanding), during such year and of its performance under this Indenture has been made under his or her supervision, and

(b)	to the best of his or her knowledge, based on such review, (i) the Issuer and the Guarantor (in the event Guaranteed Securities are outstanding) have complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof, and (ii) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.”

      (aa) Section 1013 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 1013. WAIVER OF CERTAIN COVENANTS. The Issuer or the Guarantor, as the case may be, may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1011, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Securities of each series affected by such omission, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.”

      (bb) Section 1402 and 1403 of the Original Indenture are hereby amended and restated in their entirety to read as follows:

“SECTION 1402. DEFEASANCE AND DISCHARGE. Upon the Issuer’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Issuer and the Guarantor (with respect to Guaranteed Securities) shall be deemed to have been discharged from their obligations with respect to such Outstanding Securities and any coupons appertaining thereto on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that each of the Issuer and the Guarantor (with respect to Guaranteed Securities) shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any coupons appertaining thereto, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Securities and any coupons appertaining thereto and this Indenture insofar as such Securities and any coupons appertaining thereto are concerned (and the Trustee, at the written direction and expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such

Section, payments in respect of the principal of (and premium or Make-Whole Amount, if any) and interest and Additional Amounts, if any, on such Securities and any coupons appertaining thereto when such payments are due and any right of such Holder to exchange such Securities for other Securities, (B) the Issuer’s obligations with respect to such Securities and the Guarantor’s obligations with respect to Guaranteed Securities under Sections 305, 306, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1012 (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 1404 below), (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article Fourteen, the Issuer may exercise its option under this Section notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities and any coupons appertaining thereto.

SECTION 1403. COVENANT DEFEASANCE. Upon the Issuer’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, each of the Issuer and the Guarantor (with respect to any Guaranteed Securities) shall be released from their obligations under Sections 1004 to 1011, inclusive, and, if specified pursuant to Section 301, its obligations under any other covenant, with respect to such Outstanding Securities and any coupons appertaining thereto on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Issuer and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(d) or 501(h) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.”

      (cc) A new Article Seventeen is hereby added to the Original Indenture to read as follows:

“ARTICLE SEVENTEEN
GUARANTEE

      GUARANTEE. The Guarantee set forth in this Article Seventeen shall only be in effect with respect to Securities of a series to the extent such Guarantee is made applicable to such series in accordance with Section 301. The Guarantor hereby unconditionally guarantees to each Holder of a Guaranteed Security authenticated and delivered by the Trustee the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, such Guaranteed Security, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Guaranteed Security and this Indenture. In case of the failure of the Issuer punctually to pay any such principal, premium, interest or Additional Amounts, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Issuer.

      The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Guaranteed Security or this Indenture, any failure to enforce the provisions of any Guaranteed Security or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Guaranteed Security or the Trustee, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Guaranteed Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on, and any Additional Amounts required with respect to, the Guaranteed Securities and the complete performance of all other obligations contained in the Guaranteed Securities.

      This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Guaranteed Security, in whole or in part, is rescinded or must otherwise be repaid to the Issuer or the Guarantor upon the bankruptcy, liquidation or reorganization of the Issuer, the Guarantor or otherwise.

      The Guarantor shall be subrogated to all rights of the Holder of any Guaranteed Security against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any Additional Amounts required with respect to, all Guaranteed Securities shall have been paid in full.”

      Section 2.02. Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE III
MISCELLANEOUS

      Section 3.01. Relation to Original Indenture. This Supplemental Indenture supplements the Original Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Original Indenture and the Securities issued thereunder shall continue in full force and effect.

      Section 3.02. Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than the second and fourth recitals as they appear and as they apply to the Trustee) as such recitals shall be taken as statements of the Issuer and the Guarantor, or the validity of the execution by the Issuer or the Guarantor of this Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

      Section 3.03. Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

      Section 3.04. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

      Section 3.05. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

[signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

EOP OPERATING LIMITED PARTNERSHIP

By: Equity Office Properties Trust, as its General Partner

By: /s/ STANLEY M. STEVENS
Name: Stanley M. Stevens Title: Executive Vice President

Attest:

/s/ ROBIN MARIELLA
Name: Robin Mariella Title: Assistant Secretary

EQUITY OFFICE PROPERTIES TRUST

By: /s/ STANLEY M. STEVENS
Name: Stanley M. Stevens Title: Executive Vice President

Attest:

/s/ ROBIN MARIELLA
Name: Robin Mariella Title: Assistant Secretary

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By: /s/ JULIE EDDINGTON
Name: Julie Eddington Title: Assistant Vice President

Attest:

/s/ LORI ANNE ROSENBERG
Name: Lori Anne Rosenberg Title: Assistant Vice President

      STATE OF ILLINOIS     )

                                                )    ss:

      COUNTY OF COOK     )

      On the 18th day of June, 2001, before me personally came Stanley M. Stevens, to me known, who, being by me duly sworn, did depose and say that he is an Executive Vice President of EQUITY OFFICE PROPERTIES TRUST, the general partner of EOP OPERATING LIMITED PARTNERSHIP, one of the parties described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Trustees.

{Notarial Seal}

/s/ PATRICIA G. GREINER Notary Public COMMISSION EXPIRES: 12/16/03

      STATE OF ILLINOIS      )

                                                 )    ss:

      COUNTY OF COOK      )

      On the 18th day of June, 2001, before me personally came Stanley M. Stevens, to me known, who, being by me duly sworn, did depose and say that he is an Executive Vice President of EQUITY OFFICE PROPERTIES TRUST, one of the parties described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Trustees.

{Notarial Seal}

/s/ PATRICIA G. GREINER Notary Public COMMISSION EXPIRES: 12/16/03

      STATE OF          MINNESOTA        )

                                                                  )   ss:

      COUNTY OF          RAMSEY          )

      On the 18th day of June, 2001, before me personally came Julie Eddington, to me known, who, being by me duly sworn, did depose and say that he is Assistant Vice President of U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee, one of the parties described in and which executed the foregoing instrument, and that he is authorized to sign his name thereto on behalf of the Trustee.

{Notarial Seal}

/s/ LAURA MATHIAS Notary Public COMMISSION EXPIRES: 1/31/05